EXHIBIT 10.01

MONUMENT RESOURCES, INC.

UNIT PURCHASE AGREEMENT

March 5, 2008

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3.	Representations and Warranties and other Agreements of the Investors	8
3.1.	Authorization	8
3.2.	Purchase Entirely for Own Account	9
3.3.	Restricted Securities	9
3.4.	Financial Condition	9
3.5.	Experience	9
3.6.	Receipt of Information	9
3.7.	Brokerage	9
3.8.	Address	9
3.9.	Legends	9

4.	Conditions to an Investor’s Obligations at the Closing	10
4.1.	Representations and Warranties of the Company	10
4.2.	Performance	10
4.3.	Compliance Certificate	10
4.4.	Qualifications	10
4.5.	Proceedings and Documents	10
4.6.	Other Agreements	10
4.7.	Secretary’s Certificate	10
4.8.	Reservation of Conversion Units	11

5.	Conditions to the Company’s Obligations at the Closing.	11
5.1.	Representations and Warranties	11
5.2.	Payment of Purchase Price	11
5.3.	Proceedings and Documents	11

6.	Right of First Refusal	11
6.1.	Company’s Right of First Refusal	11
6.2.	Notice of Proposed Transfer	11
6.3.	Exercise of Right of First Refusal	12
6.4.	Purchase Price	12
6.5.	Payment of Purchase Price	12
6.6.	Selling Stockholder’s Right to Transfer	12
6.7.	Exception for Affiliate Transfers	12
6.8.	Assignment of Right of First Refusal	12
6.9.	Right to Participate Pro Rata in Future Issuances	13

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7.	Additional Covenants of the Company	13
7.1.	Management and Information Rights	13
7.2.	Directors’ and Officers’ Insurance	13
7.3.	Board Matters	13

8.	Miscellaneous.	13
8.1.	Certain Defined Terms	13
8.2.	Survival of Covenants; Assignability of Rights	14
8.3.	Incorporation by Reference	14
8.4.	Parties in Interest	14
8.5.	Amendments and Waivers	14
8.6.	Governing Law	14
8.7.	Notices	14
8.8.	Effect of Headings	15
8.9.	Entire Agreement	15
8.10.	Severability	15
8.11.	Counterparts	15

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MONUMENT RESOURCES, INC.

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT (the “Agreement”) is made as of the 5th day of March, 2008 by and between Monument Resources, Inc., a Colorado corporation (“Monument” or the “Company”), and MNB Energy, LLC (“MNB”) and A.G. Foust (“Foust”).  MNB and Foust are referred to herein collectively as the “Investors” however their rights and obligations hereunder are several and not joint, as indicated in Exhibit A hereto.

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.              Authorization and Reservation of Common Stock and Warrants; Purchase and Sale of Units.

1.1.           Authorization and Reservation of Common Stock and Warrants.  The Company has authorized the issuance and sale of up to 2,400,000 shares of its Common Stock, no par value per share (the “Common Stock”) to be issued under this Agreement.  The Company has also reserved for issuance up to 2,400,000 shares of its Common Stock for possible issuance under the Warrants described in Section 1.2 below.  The rights, privileges, and preferences of the Common Stock are as set forth in the Company’s Articles of Incorporation and amendments thereto the “Articles”), which the Company has filed with the Secretary of State of the State of Colorado.

1.2.           Authorization of Warrants.  The Company has authorized the issuance of warrants to purchase, and authorized the issuance pursuant to such warrants, of up to 2,400,000 shares of its Common Stock (the “Warrants”).  The Warrants shall be exercisable for a period of two years expiring March 4, 2010 at an exercise price of $0.40 per share of Common Stock.  The Warrants authorized and to be issued hereunder shall be in the forms attached hereto as Exhibit B-1 and Exhibit B-2.

1.3.           Purchase and Sale of the Common Stock.  Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to sell to the Investors, and the Investors agree to purchase from the Company at a Closing (as defined below) up to 2,400,000 shares of the Company’s Common Stock and Warrants to purchase up to 2,400,000 shares of Common Stock.  The shares of Common Stock and Warrants issued to the Investors pursuant to this Agreement and shares of Common Stock issued or issuable under the Warrants shall be collectively referred to in this Agreement as the “Units” and each Unit shall consist of one share of Common Stock and one Warrant to purchase one share of Common Stock.

1.4.           The Closing.

    (a)           The closing of the purchase and sale of the Units will take place at the offices of Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, Colorado 80202 or at such other place as the parties shall mutually agree on or about March 5, 2008 at

10 a.m. MST (the “Closing”).  At the Closing, the Company shall sell, and the Investors shall purchase, on the terms and conditions contained in this Agreement, 2,400,000 Units, at a purchase price of $0.25 per Unit.  The Closing shall take place concurrently with the execution and delivery of this Agreement or at such other time as the parties shall mutually agree.

    (b)           At the Closing, the Investors shall pay $600,000 in cash or cleared bank funds (the “Purchase Price”) to the Company and the Company shall deliver 2,400,000 Units to the Investors (in the form of certificates representing a total of 2,400,000 shares of Common Stock and Warrants to purchase a total of 2,400,000 shares of Common Stock) as allocated on Exhibit A hereto.  Other documents and certificates as described in Sections 4 and 5 below shall also be executed and delivered at Closing.

2.           Representations and Warranties of the Company.  In order to induce the Investors to enter into this Agreement and to purchase the Units hereunder, the Company hereby represents and warrants to the Investors, as of the date hereof, each of the following.  Reference to the “Company” below refers to and specifically includes Monument and its wholly owned subsidiary COG Transmission Corporation (“COG”).

2.1.           Organization and Corporate Power.  Monument and COG are corporations duly organized, validly existing and in corporate good standing under the laws of the States of Colorado and Kansas, respectively.  The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which either the ownership or use of its assets, or the nature of its activities, requires such qualification, except where failure to be so qualified would not have a material adverse effect on Monument or COG, either collectively or individually.  The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated to be conducted, and to carry out the transactions contemplated hereby.  The copies of the Articles of Incorporation and By-Laws of the Company, as amended to date, which are on file with the Colorado Secretary of State and the Kansas Secretary of State, respectively, and which have been furnished to MNB by the Company, are correct and complete.

2.2.           Authorization.  This Agreement, and any other agreements, instruments, exhibits or documents entered into at the Closing by the Company pursuant to this Agreement (the “Transaction Documents”) have been duly executed and delivered by the Company and are the legal, valid and, assuming due execution and delivery by the other parties hereto and thereto, binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.  The execution, delivery and performance of each of the Transaction Documents have been duly authorized by all necessary corporate action of the Company.

2.3.           Capitalization.  The entire authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, with no par value per share (the “Common Stock”), of which 5,319,000 shares are issued and outstanding and 1,000,000 shares of Preferred Stock, of which no shares are issued and outstanding.  The Company holds no shares of Common Stock or Preferred Stock in its treasury.  The Company has authorized the issuance of up to 2,400,000 shares of Common Stock for issuance and sale to the Investors pursuant to this Agreement and has reserved up to another 2,400,000 shares of Common Stock for possible issuance under the Warrants.  When issued and paid for in accordance with the terms of this Agreement or the Warrant Agreement as the case may be, the shares of Common Stock, Warrants and shares of Common Stock underlying the Warrants will be duly authorized, validly issued and outstanding, fully paid and nonassessable.  There are no outstanding options or other rights to purchase or acquire from the Company, or exchangeable for or convertible into, any shares of its capital stock.  There are no preemptive rights with respect to the issuance or sale by the Company of the shares of Common Stock or Warrants or any other capital stock of the Company.  Except as imposed by applicable securities laws, upon the Closing there will be no restrictions on the transfer or voting of any shares of the Company’s Common Stock or restrictions on transfer of its Warrants, other than restrictions on transfer necessary to preserve the exemptions pursuant to which such securities were issued without registration under applicable securities laws.  The Company has not violated the 1933 Act or any state Blue Sky or securities laws in connection with the issuance of any of its securities.

2.4.           Subsidiaries.  All of the outstanding shares of capital stock of COG are owned by Monument and are validly issued, fully paid, nonassessable and free of preemptive rights.  There are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance or sale with respect to any shares of capital stock of COG, including any right of conversion or exchange under any outstanding security, instrument or agreement.  Other than COG, the Company has no subsidiaries.

2.5.           Reports and Financial Statements.  The Company has filed with the Securities and Exchange Commission all forms, statements, reports and documents (including all exhibits thereto) (the “Company SEC Reports”) required to be filed by it under the Securities Exchange Act of 1934 and the rules and regulations thereunder (“‘34 Act”), all of which complied when filed in all material respects with requirements of the ‘34 Act.  As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The audited consolidated financial statements of the Company included in its Annual Report on Form 10-KSB for the years ended September 30, 2007, September 30, 2006, and September 30, 2005 and its Quarterly Report on Form 10-QSB for the quarter ended December 31, 2007 (the “Company Financial Statements”) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly in all material respects the financial position of the Company and its subsidiary as of the dates thereof and the results of their operations and changes in financial position for the periods then ended.

2.6.           Absence of Undisclosed Liabilities.  Except as and to the extent accurately set forth in the Financial Statements, the Company does not have, individually or collectively, any accrued or contingent liability in excess of $10,000  arising out of any transaction or state of facts existing on or prior to the date hereof.

       2.7.            Absence of Certain Developments.  Since December 31, 2007, there has been no (a) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (b) loss, destruction or damage to any material property of the Company, whether or not insured, (c) labor trouble involving the Company or any material change in any of its personnel or the terms and conditions of employment, (d) waiver of any valuable right, (e) loan or extension of credit to any officer or employee of the Company, (f) acquisition or disposition of any assets (or any contract or arrangement therefor) in excess of $10,000 or any other material transaction by the Company otherwise than for fair value in the ordinary course of business, or (g) material adverse change in the condition, financial or otherwise, of the Company or in its assets, liabilities, properties, business, operations or prospects (a “Material Adverse Change”).

2.8.           Title to Properties.  Other than any lien in respect of current taxes not yet due and payable, the Company has good title or leasehold title to all properties and assets necessary to its business as presently conducted and to all of its properties and assets, free and clear of all mortgages, security interests, liens, restrictions or encumbrances.  All machinery and equipment included in such properties which is owned or leased by the business of the Company is in good condition and repair except for reasonable wear and tear, and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease.  To its knowledge, the Company is not in material violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties likely to impede the normal operation of the business of the Company, and the Company has not received any written or oral notice of violation with which it has not complied.

2.9.           Tax Matters.  There are no federal, state, county, local or foreign taxes due and payable by the Company that have not been paid.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency and there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of their respective properties.  The Company has duly filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.10.                      Contracts and Commitments.  The Company has made available to the Investors copies of each contract, obligation or commitment of the Company which (a) involves by its terms a commitment in excess of $10,000 or is otherwise material, (b) which by their terms expire one year or more after the date hereof, or (c) not made in the ordinary course of business.

       2.11.     No Defaults.  The Company is not in default and has not violated or breached any provision (a) under its Articles of Incorporation or its By-laws or any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which it is a party or (b) with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that specifically names the Company.  To the best of the Company’s knowledge, there exists no condition, event or act which after notice, lapse of time, or both, could constitute a default by the Company under any of the foregoing.  To the best of the Company’s knowledge, no third party is in default under any agreement, contract or other instrument, document, or agreement to which the Company is a party, which default could cause a Material Adverse Change to the Company or the business of the Company, as presently conducted or proposed to be conducted.

2.12.          Intellectual Property.  The Company owns, free and clear of any mortgage, pledge, security interest, encumbrance or other lien, or has the valid right to use all Intellectual Property used by it in its business as currently conducted or as proposed to be conducted.  The conduct of the Company’s businesses will not conflict in any material respect with any Intellectual Property rights of others, and the Company has not received any notice of any claim of infringement or conflict with any such rights of others.

2.13.          Effect of Transactions.  The execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Units or the common stock to be issued upon the exercise of the Warrants, and compliance with the provisions hereof and thereof by the Company, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (b) conflict with, or result in any breach of, any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under its Articles of Incorporation or By-Laws or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party.  At the time of issuance, the Units will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.  The stock certificates and other instruments to be executed and delivered by the Company to the Investors at the Closing will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, and will effectively vest in Purchaser good title to all the Units, free and clear of all encumbrances, except restrictions on transfer arising under the Securities Act of 1933 or any applicable state securities laws.

2.14.          No Governmental Consent or Approval Required.  Based in part on the representations made by the Investors in Section 3 of this Agreement, other than federal or state securities law filings which have been made or which will be made in a timely manner, no authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by the Company of any of the Transaction Documents for, or in connection with, the valid and lawful authorization, issuance, sale and delivery of the Units to be issued upon the exercise of the Warrants.

       2.15.         Litigation.  There is no claim, action, lawsuit, proceeding, complaint, charge or investigation pending or, to the best knowledge of the Company, threatened against the Company including any which questions the validity of any of the Transaction Documents or the right of the Company to enter into them or to consummate the transactions contemplated hereby or thereby, that could result in a Material Adverse Change nor is the Company aware that there is any reasonable basis for the foregoing.  Neither the Company nor any of its officers or directors, is a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality.  There is no action, suit or proceeding by the Company currently pending or which the Company presently intends to initiate.

2.16.         Securities Laws.  Assuming that the Investors’ representations and warranties contained in Section 3 of this Agreement are true and correct, the offer, issuance and sale by the Company to the Investors of the Units and the common stock to be issued upon the exercise of the Warrants are, and will be as of the Closing, exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

2.17.         Business.  The Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its present business.  To the best of its knowledge, the Company is not in violation of any law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its present business which, either individually or in the aggregate, would result in any Material Adverse Change.

2.18.         Brokerage.  There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company, and the Company agrees to indemnify and hold the Investors harmless against any damages incurred as a result of any such claim.

2.19.         Employees.  There are no controversies or labor troubles pending, or to the best knowledge of the Company, threatened between it and its employees.  To the best of the Company’s knowledge:  (a) no officer or key employee of the Company has any present intention of terminating his or her employment therewith nor does the Company have any present intention of terminating any such employment; and (b) the Company has complied in all material respects with all applicable state, federal and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations.  The Company is not a party to any agreement with any of its officers or employees with respect to such person’s employment.  The Company is not a party to any collective bargaining agreement.

2.20.         Environmental Matters.  To the best of its knowledge:

(a)           The Company is and has been in compliance with all applicable federal, state and local laws, rules, requirements, decisions, orders and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (the “Environmental Laws”) applicable to the Company including but not limited to requirements contained in and to obtain and maintain any permits, licenses, certificates or other authorizations or approvals required pursuant to such Environmental Laws, and there is not now pending or, to the Company’s knowledge, threatened, nor does there exist any reasonable basis for, any actual or pending action, suit, lien, investigation or proceeding against the Company in connection with any past or present action or inactions of the Company or any noncompliance with such Environmental Laws, except with respect to non-compliance that is not reasonably expected to result, either individually or in the aggregate, in any Material Adverse Change.

(b)           There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic wastes or hazardous substances, including, but not limited to, any naturally occurring radioactive materials, brine, drilling mud, crude oil, natural gas liquids and other petroleum materials, by, due to or caused by the Company (or, to the best of the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company is or would reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company, in violation of any Environmental Laws or in a manner or to a location that would reasonably be expected to give rise to any liability under any Environmental Laws, except for any violation or liability which would not, individually or in the aggregate, cause a Material Adverse Change.

(c)           There are no proceedings that are pending, or that are known to be contemplated, against the Company under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $10,000 or more will be imposed, and (ii) the Company does not anticipate material capital expenditures relating to any Environmental Laws.

2.21.         Retirement Obligations, etc.  The Company has no pension, retirement or similar plan or obligation or any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

2.22.         Transactions with Affiliates.  Except to the extent that Foust is an Investor and a party to the Transaction Documents, no stockholder, officer or director of the Company nor any “affiliate” or “associate” of such Persons (as such terms are defined in the rules and regulations promulgated under the 1933 Act) (herein, a “Related Party”) is a party to any agreement with the Company, including, without limitation, any contract, agreement or other arrangement providing for the rental of real or personal property from, or otherwise requiring payments to, any Related Party.  No employee of the Company nor any Related Party is indebted to the Company and, except for accrued payroll obligations, the Company is not indebted to any of its employees or any Related Party.

2.23.         Books and Records.  The minute book of the Company contains complete and accurate records of all meetings and other corporate actions of its stockholders, Board of Directors and all committees, if any, appointed by its Board of Directors.  The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.  The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to its business, the nature, acquisition, maintenance, location and collection of its assets and the nature of all transactions giving rise to its obligations and accounts receivable.

2.24.         Insurance. The Company has insurance covering its respective properties,

operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary in the oil and gas business and adequate, in all material respects, to protect the Company and its respective business; and has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.25.         No Unlawful Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

2.26.          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

2.27.         Material Facts.  This Agreement and each other agreement, document, certificate or written statement furnished or to be furnished to the Investors through the Closing by or on behalf of the Company in connection with the Closing, do not contain any untrue statement of a material fact or, when taken as a whole, omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading.

3.              Representations and Warranties and other Agreements of the Investors.  Each Investor severally, not jointly, hereby represents and warrants as of the date hereof that:

3.1.           Authorization.  The Investor has full power and authority to execute, deliver and perform each of the Transaction Documents and to acquire the Units.  Each of the Transaction Documents constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms.  The Investor is an “accredited investor” within the meaning of that term as defined in Rule 501(a) promulgated under the Securities Act of 1933 (“1933 Act”).

3.2.           Purchase Entirely for Own Account.  The Units will be acquired for investment for the Investor’s own account and not with a view to the distribution of any part thereof.  The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Units.

3.3.           Restricted Securities.  The Investors understand that the Units may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Units or an available exemption from registration under the 1933 Act, the Units must be held indefinitely.

3.4.           Financial Condition.  The Investor’s financial condition is such that it/he is able to bear the risk of holding the Units for an indefinite period of time and can bear the loss of its entire investment in its Units.

3.5.           Experience.  The Investor has such knowledge and experience in financial and business matters and in making high-risk investments of this type that it/he is capable of evaluating the merits and risks of the purchase of the Units.

3.6.           Receipt of Information.  The Investor has been furnished access to the business records of the Company and such additional information and documents as the Investor has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement, the purchase of the Units, the Company’s business, operations, market potential, capitalization, financial condition and prospects, and all other matters deemed relevant by the Investor.  In particular:  (i) the Investor has received and carefully reviewed the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2007 and its Report on Form 10-QSB for the quarter ended December 31, 2007 and understands that the oil and gas business in which the Company is engaged is one of extremely high risk; (ii) that the refusal of the Company’s single customer to purchase gas during the first and last parts of 2007 has had a Material Adverse Effect on the Company’s financial position and results of operations; (iii) the Company’s single customer is not obligated to purchase any specified amount of gas under the Gas Purchase Contract with that customer dated May 3, 2007; and (iv) it would be difficult if not impossible to find an alternative customer to purchase the Company’s gas.

3.7.           Brokerage.  There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Investor, and the Investor agrees to indemnify and hold the Company harmless against any damages incurred as a result of any such claims.

3.8.           Address.  The Investor has provided the Company with its/his true and correct address.

3.9.           Legends.  It is understood that the certificates evidencing the Units may bear substantially the following legends:

(a)           “These securities have not been registered under the Securities Act of 1933.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an exemption from such registration (including pursuant to Rule 144 of such Act).”

(b)           Any legend required by the laws of any applicable jurisdiction.

      4.               Conditions to an Investor’s Obligations at the Closing.  The obligations of an Investor under Section 1 of this Agreement to purchase the Units at the Closing are subject to the fulfillment on or before such Closing of each of the following conditions unless waived by such Investor in the sole discretion of such Investor:

4.1.           Representations and Warranties of the Company.  The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the date hereof and on and as of the date of Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing.

4.2.           Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

4.3.           Compliance Certificate.  The President and Chief Executive Officer of the Company shall deliver to the Investors at Closing a certificate certifying that the conditions specified in this Section 4 have been fulfilled (excluding Section 4.5).

4.4.           Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or municipality or other governmental entity that are required in connection with the lawful issuance and sale of the Units to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of Closing other than those which are not required to be obtained before Closing, which the Company will obtain in a timely manner.

4.5.           Proceedings and Documents.  All corporate and other proceedings and approvals in connection with the transactions contemplated at Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and the Investors’ counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.6.           Other Agreements.  On or prior to Closing, the Warrant Certificates and Registration Rights Agreement, in the forms attached hereto as Exhibit B-1, Exhibit B-2, and Exhibit C, respectively, shall have been executed and delivered by the parties thereto, which shall continue to be in full force and effect as of Closing.

4.7.           Secretary’s Certificate.  The Secretary of the Company shall deliver to the Investors purchasing Units at Closing a Certificate, dated as of the Closing, certifying that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of each of the Transaction Documents, the issuance, sale and delivery of Units and the Common Stock issuable upon the exercise of the Warrants and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Documents.

4.8.           Reservation of Conversion Units.  The shares of Common Stock issuable upon exercise of the Warrants described in Section 1.2 above shall have been duly authorized and reserved for issuance.

5.              Conditions to the Company’s Obligations at the Closing.

The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment on or before Closing of each of the following conditions unless waived by the Company:

5.1.           Representations and Warranties.  The representations and warranties of such Investor contained in Section 3 shall be true and correct on and as of the date hereof and on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2.           Payment of Purchase Price.  Both Investors shall have delivered payment of the aggregate purchase price of the Units to be purchased by it/him at the Closing as set forth in Section 1.3 and Exhibit A hereto.

5.3.           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Company’s counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

6.              Right of First Refusal.

6.1.           Company’s Right of First Refusal.  Before any Units (which shall be deemed to include the Common Stock and Warrants issued and sold hereunder and any Common Stock later acquired by an Investor upon exercise of the Warrants) held by an Investor (a “Selling Stockholder”) or any transferee (either being referred to herein as the “Holder”) may be sold or otherwise transferred (except transfer by gift or operation of law), the Company and the other Investor shall each have a right of first refusal to purchase the Units on the terms and conditions set forth in this Section (the “Right of First Refusal”).

6.2.           Notice of Proposed Transfer.  The Selling Stockholder shall (a) deliver to the Company and the other Investor a written notice (the “Notice”) stating: (i) the Selling Stockholder’s bona fide intention to sell or otherwise transfer such Units; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Units to be transferred to the Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Selling Stockholder proposes to transfer the Units (the “Offered Price”); and (v) the material terms and conditions of the proposed transfer (the “Offer Terms”) and (b) offer the Units at the Offered Price and on the Offer Terms to the Company and the other Investor.

       6.3.           Exercise of Right of First Refusal.  At any time within 15 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Selling Stockholder and the other Investor, elect to purchase some or all of the Units proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price and on the terms determined in accordance with subsection 6.4 below.  In the event the Company does not elect to purchase all of such Units, the other Investor may by giving written notice to the Company, and the Selling Stockholder, elect within 15 days after the Company’s election to purchase some or all of such Units, at the purchase price and on the terms determined in accordance with subsection 6.4 below.

6.4.           Purchase Price.  The purchase price (“Purchase Price”) for the Units purchased by the Company or its assignee(s) and/or by the other Investor under this Section shall be the Offered Price, and the terms and conditions of the transfer shall be identical in all material respects to the Offer Terms.  If the Offered Price includes consideration other than cash, the equivalent value of the non-cash consideration will be determined by an independent third party valuation firm with expertise in valuing such non-cash consideration chosen by the Board of Directors of the Company in good faith.

6.5.           Payment of Purchase Price.  Payment of the Purchase Price will be made in accordance with the Offer Terms within thirty (30) days after delivery of the written notice by the Company and the written notice of the other Investor as set forth in Section 6.3.

6.6.           Selling Stockholder’s Right to Transfer.  If the Units proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or the other Investor as set forth in this Section, then the Selling Stockholder may sell or otherwise transfer such Units to the Proposed Transferee at the Offered Price or at a greater price and on the Offer Terms, provided that such sale or other transfer be consummated within sixty (60) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Units in the hands of such Proposed Transferee.  If the Units described in the Notice are not transferred to the Proposed Transferee within such period, a new right shall be given to the Company and the other Investor, and the Company and the other Investor shall be offered the Right of First Refusal before any Units held by the Selling Stockholder may be sold or otherwise transferred.

6.7.           Exception for Affiliate Transfers.  Anything contrary contained in this Section notwithstanding, the transfer of Units to an affiliate of an Investor (including members of MNB) shall be exempt from the provisions of this Section.  In such case, the transferee or other recipient shall receive and hold the Units transferred subject to the provisions of this Agreement, and there shall be no further transfer of such Units except in accordance with the terms of this Section 6.

6.8.           Assignment of Right of First Refusal.  The First Refusal shall not be assignable by any party hereto.

       6.9.           Right to Participate Pro Rata in Future Issuances.  Both Investors shall have a pro rata right, based on their percentage equity ownership in the Company purchased pursuant to this Agreement and on a fully diluted basis to participate in subsequent issuances of equity securities of the Company (excluding those issuances under the Warrants being sold hereunder.  In addition, should any Investor choose not to purchase its full pro rata share, the remaining Investor shall have the right to purchase the equity securities not purchased by the other Investor.

7.           Additional Covenants of the Company.

7.1.           Management and Information Rights.  The Investors will be granted access to Company facilities and personnel during normal business hours and with reasonable advance notification.  The Company will promptly deliver to the Investors annual and quarterly financial statements, and other information as reasonably requested by such Investor if the Investor is subject to a customary Confidentiality Agreement containing a standstill provision.  MNB shall have the right, in its sole discretion, to appoint one member or other representative to observe operations or actively participate on the management team for so long as MNB owns 20% or more of the Company’s outstanding Common Stock.  Any compensation for that member will be contingent on the Company’s financial capability at that time and the Company shall use its best efforts to provide appropriate compensation to such person with the amount of such compensation to be determined by the Board based on its assessment of the value of the person’s contribution to the Company.

7.2.           Directors’ and Officers’ Insurance.  The Company agrees to use its commercially reasonable efforts to obtain adequate D&O insurance as soon as reasonably practicable after Closing.

7.3.           Board Matters.  Foust shall take all actions necessary and desirable, including voting all shares of capital stock of the Company over which he has ownership or control, whether currently owned or later acquired, to appoint one member designated by MNB to the Company’s three person Board of Directors for so long as MNB owns 20% or more of the Company’s outstanding Common Stock.  Foust shall take all actions necessary and desirable, including voting all shares of capital stock of the Company over which he has ownership or control to, whether currently owned or later acquired, to have the Company’s Board of Directors increased to five (5) members, and to appoint a second member designated by MNB to the Board, for so long as MNB owns 40% or more of the Company’s outstanding Common Stock.

8.              Miscellaneous.

8.1.           Certain Defined Terms.  As used in this Agreement, the term “Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity; and the terms “knowledge,” “known,” “awareness,” “aware,” and similar expressions, when used with reference to the Company, shall mean the actual knowledge or awareness of the executive officers of the Company.

       8.2.           Survival of Covenants; Assignability of Rights.  Subject to the last clause of this Section, all covenants, agreements, representations and warranties of the Company made herein and in the certificates, lists, Exhibits or other written information delivered or furnished to the Investors in connection with the Closing shall be deemed material and to have been relied upon by the Investors, and, except as provided otherwise in this Agreement, shall survive the delivery of the Units, and shall bind the Company’s successors and assigns, whether so expressed or not; provided however, that all representations and warranties made by the Company in Section 2 hereof shall survive for a period of one year from the date of this Agreement.

8.3.           Incorporation by Reference.  All Exhibits appended to this Agreement are herein incorporated by reference and made a part hereof.

8.4.           Parties in Interest.  All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto and to permitted transferees of the Units whether so expressed or not.

8.5.           Amendments and Waivers.  Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the Investors, acting or voting together as a single class based on the number of shares of Common Stock then owned; provided, however, that no Investor shall, without its consent, be materially adversely affected by any amendment, change or waiver in which all Investors are not likewise adversely affected.

8.6.           Governing Law.  This Agreement shall be deemed a contract made under the laws of the State of Colorado, together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such state.

8.7.           Notices.  All notices, requests, consents and demands shall be in writing and shall be personally delivered (effective upon receipt), mailed, postage prepaid (effective three business days after dispatch), telecopied or telegraphed (effective upon receipt of the telecopy in complete, readable form), or sent via a reputable overnight courier service (effective the following business day), to the Company at:

A.G. Foust, President
Monument Resources, Inc.
2050 South Oneida Street, Suite 106
Denver, Colorado 80224

with a copy sent at the same time and by the same means to:

Samuel E. Wing, Esq.
Jones & Keller, P.C.
1625 Broadway, Suite 1600
Denver, Colorado  80202
Tel:           (303) 573-1600
Fax:          (303) 573-0769

or to MNB Energy, LLC at:

MNB Energy, LLC
1521 Oxbow Drive, #210
Montrose, Colorado  81401
Tel.:           (970) 249-3398
Fax:           (970) 249-1330

with a copy sent at the same time and by the same means to:

Davis, Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado  80202
Attention:  Jeffrey R. Brandel, Esq.
Tel:           (303) 892-9400
Fax:          (303) 892-7400

or such other address as is set forth on the Exhibits hereto, as the case may be, or as may be furnished in writing to the other parties hereto.

8.8.            Effect of Headings.  The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

8.9.            Entire Agreement.  This Agreement and the Exhibits hereto together with any other agreement referred to herein (the “Additional Agreements”) constitute the entire agreement among the Company and the Investors with respect to the subject matter hereof.  This Agreement and such Additional Agreements supersede all prior understandings and agreements between the parties, whether written or oral, with respect to the Units purchased hereunder and the subject matter hereof.

8.10.          Severability.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

8.11.          Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company and the Investors have executed this Unit Purchase Agreement as of the day and year first above written.

COMPANY:

MONUMENT RESOURCES, INC., a Colorado corporation

By: /s/ A.G. Foust
      Name:  A.G. Foust
      Title:  President

INVESTORS:

MNB ENERGY, LLC, a Colorado limited liability company

By:        /s/ Matt Miles

Its:         Manager

A.G. FOUST, INDIVIDUALLY

  /s/ A. G. Foust

EXHIBIT A

Name of Investor	Number of Units*	Proceeds*

MNB Energy, LLC	2,000,000	$500,000

A.G. Foust	400,000	100,000
	2,400,000	$600,000
__________________

*The rights and obligations of the two Investors under the Agreement are several and not joint.